Alternative Loan Trust 2007-3T1
Issuing Entity

Final Term Sheet

$792,149,705

(Approximate)

CWALT, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS

DATED February 26, 2007

Mortgage Pass-Through Certificates, Series 2007-3T1
Distributions payable monthly, beginning March 26, 2007
______________________________
The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus and the accompanying prospectus:

	Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)		Initial Class Certificate Balance/Initial Notional Amount(1)		Pass-Through Rate(2)
Class 1-A-1	$75,000,000		6.00%	Class 1-A-17	$9,818,333	(3)(4)	6.00%
Class 1-A-2	$55,000,000		Floating	Class 1-A-18	$78,546,667	(4)	5.75%
Class 1-A-3	$15,000,000		Floating	Class 1-A-19	$58,910,000	(4)	6.25%
Class 1-A-4	$15,000,000		Floating	Class 1-A-20	$39,273,333	(4)	6.50%
Class 1-A-5	$85,000,000	(3)	Floating	Class 1-X	$684,251,070	(3)	Variable
Class 1-A-6	$85,000,000		6.25%	Class 2-A-1	$54,384,000	(4)	6.00%
Class 1-A-7	$170,000,000		6.00%	Class 2-A-2	$54,384,000	(4)	5.25%
Class 1-A-8	$130,962,000	(4)	6.00%	Class 2-A-3	$54,384,000	(4)	5.50%
Class 1-A-9	$117,820,000	(4)	6.00%	Class 2-A-4	$54,384,000	(4)	5.75%
Class 1-A-10	$22,264,000		6.00%	Class 2-A-5	$6,798,000	(3)(4)	6.00%
Class 1-A-11	$14,374,000		6.00%	Class 2-X	$48,622,686	(3)	Variable
Class 1-A-12	$87,308,000	(4)	5.75%	Class PO	$2,013,605		(5)
Class 1-A-13	$65,481,000	(4)	6.25%	Class A-R	$100		6.00%
Class 1-A-14	$43,654,000	(4)	6.50%	Class M	$20,878,000		6.00%
Class 1-A-15	$117,820,000	(4)	5.50%	Class B-1	$8,432,000		6.00%
Class 1-A-16	$117,820,000	(4)	5.75%	Class B-2	$6,022,000		6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates and their initial ratings, are listed in the tables under “Summary — Description of the Certificates” beginning on page 6 of this free writing prospectus.

(3) The Class 1-A-5, Class 1-A-17, Class 2-A-5, Class 1-X and Class 2-X Certificates are interest-only notional amount certificates. The notional amounts of these classes are shown in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates are exchangeable for certain proportions of the Class 1-A-8, Class 1-A-9 and Class 2-A-1 Certificates as described in this free writing prospectus. The maximum initial class certificate balances and notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of the certificates offered.

(5) The Class PO Certificates are principal only certificates and will not accrue interest.

Issuing Entity

Alternative Loan Trust 2007-3T1, a common law trust formed under the laws of the State of New York.

Depositor

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For any mortgage loan, the later of February 1, 2007 and the date of origination for that mortgage loan (the “cut-off date”).

Closing Date

On or about February 27, 2007.

The Mortgage Loans

The mortgage loans will consist of two loan groups. Loan group 1 will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties and loan group 2 will consist primarily of 20-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance of the mortgage loans in both loan groups was approximately $802,990,861 and the mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$744,995,840
Geographic Concentrations in excess of 10%:
California	40.93%
Weighted Average Original LTV Ratio	73.41%
Weighted Average Mortgage Rate	6.572%
Range of Mortgage Rates	5.500% to 7.750%
Average Current Principal Balance	$693,665
Range of Current Principal Balances	$418,000 to $3,330,000
Weighted Average Remaining Term to Maturity	360 months
Weighted Average FICO Credit Score	708

Loan Group 2

Aggregate Current Principal Balance	$57,995,021
Geographic Concentrations in excess of 10%:
California	19.64%
Weighted Average Original LTV Ratio	70.91%
Weighted Average Mortgage Rate	6.370%
Range of Mortgage Rates	5.875% to 7.500%
Average Current Principal Balance	$644,389
Range of Current Principal Balances	$423,210 to $2,846,507
Weighted Average Remaining Term to Maturity	237 months
Weighted Average FICO Credit Score	716
Additional information regarding the mortgage loans is set forth in Annex A attached to this free writing prospectus.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating Fitch)(2)	Initial Rating (S&P)(2)	Initial Rating (Moody’s)(2)
Offered Certificates
Class 1-A-1	$ 75,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA	N/R
Class 1-A-2	$ 55,000,000	Senior/Floating Pass-Through Rate/Super Senior	AAA	AAA	Aaa
Class 1-A-3	$ 15,000,000	Senior/Floating Pass-Through Rate/Super Senior	AAA	AAA	Aaa
Class 1-A-4	$ 15,000,000	Senior/Floating Pass-Through Rate/Super Senior	AAA	AAA	Aaa
Class 1-A-5	$ 85,000,000	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only	AAA	AAA	N/R
Class 1-A-6	$ 85,000,000	Senior/Fixed Pass-Through Rate	AAA	AAA	N/R
Class 1-A-7	$ 170,000,000	Senior/Fixed Pass-Through Rate/Super Senior	AAA	AAA	Aaa
Class 1-A-8	$ 130,962,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	N/R
Class 1-A-9	$ 117,820,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Depositable(3)	AAA	AAA	Aaa
Class 1-A-10	$ 22,264,000	Senior/Fixed Pass-Through Rate/NAS/Support	AAA	AAA	N/R
Class 1-A-11	$ 14,374,000	Senior/Fixed Pass-Through Rate/Super Senior	AAA	AAA	Aaa
Class 1-A-12	$ 87,308,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 1-A-13	$ 65,481,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 1-A-14	$ 43,654,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 1-A-15	$ 117,820,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-16	$ 117,820,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable(3)	AAA	AAA	Aaa

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch)(2)	Initial Rating (S&P)(2)	Initial Rating (Moody’s)(2)
Class 1-A-17	$ 9,818,333	Senior/Fixed Pass-Through Rate/Interest Only/Notional Amount/ Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-18	$ 78,546,667	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-19	$ 58,910,000	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable(3)	AAA	AAA	Aaa
Class 1-A-20	$ 39,273,333	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable(3)	AAA	AAA	Aaa
Class 1-X	$ 684,251,070	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate	AAA	AAA	N/R
Class 2-A-1	$ 54,384,000	Senior/Fixed Pass-Through Rate/Depositable(3)	AAA	AAA	N/R
Class 2-A-2	$ 54,384,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 2-A-3	$ 54,384,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 2-A-4	$ 54,384,000	Senior/Fixed Pass-Through Rate/Exchangeable(3)	AAA	AAA	N/R
Class 2-A-5	$ 6,798,000	Senior/Fixed Pass-Through Rate/Interest Only/Notional Amount/ Exchangeable(3)	AAA	AAA	N/R
Class 2-X	$ 48,622,686	Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate	AAA	AAA	N/R
Class PO	$ 2,013,605	Senior/Principal Only/Component	AAA	AAA	N/R
Class A-R	$ 100	Senior/Residual	AAA	AAA	N/R
Class M	$ 20,878,000	Subordinate/Fixed Pass-Through Rate	AA	N/R	N/R
Class B-1	$ 8,432,000	Subordinate/Fixed Pass-Through Rate	A	N/R	N/R
Class B-2	$ 6,022,000	Subordinate/Fixed Pass-Through Rate	BBB	N/R	N/R

Class	Initial Class Certificate Balance / Initial Notional Amount(1)	Type	Initial Rating (Fitch)(2)	Initial Rating (S&P)(2)	Initial Rating (Moody’s)(2)
Non-Offered Certificates(4)
Class B-3	$ 4,417,000	Subordinate/Fixed Pass-Through Rate
Class B-4	$ 3,212,000	Subordinate/Fixed Pass-Through Rate
Class B-5	$ 3,212,155	Subordinate/Fixed Pass-Through Rate

__________

(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings (“Fitch”), Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”). “N/R” indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
Certain proportions of the Class 1-A-8, Class 1-A-9 and Class 2-A-1 Certificates may be deposited in exchange for the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates, as applicable, as described in this free writing prospectus under “Description of the Certificates—Exchangeable Certificates.” The maximum initial class certificate balances or notional amounts of the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates are set forth in the table.

(4)
The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Pass-Through Rate	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
Class 1-A-1	6.00%	calendar month (1)	30/360 (2)
Class 1-A-2	LIBOR + 0.50% (3)	(4)	30/360 (2)
Class 1-A-3	LIBOR + 0.50% (3)	(4)	30/360 (2)
Class 1-A-4	LIBOR + 0.50% (3)	(4)	30/360 (2)
Class 1-A-5	5.25% - LIBOR (3)	(4)	30/360 (2)
Class 1-A-6	6.25%	calendar month (1)	30/360 (2)
Class 1-A-7	6.00%	calendar month (1)	30/360 (2)
Class 1-A-8	6.00%	calendar month (1)	30/360 (2)
Class 1-A-9	6.00%	calendar month (1)	30/360 (2)
Class 1-A-10	6.00%	calendar month (1)	30/360 (2)
Class 1-A-11	6.00%	calendar month (1)	30/360 (2)
Class 1-A-12	5.75%	calendar month (1)	30/360 (2)
Class 1-A-13	6.25%	calendar month (1)	30/360 (2)
Class 1-A-14	6.50%	calendar month (1)	30/360 (2)
Class 1-A-15	5.50%	calendar month (1)	30/360 (2)
Class 1-A-16	5.75%	calendar month (1)	30/360 (2)
Class 1-A-17	6.00%	calendar month (1)	30/360 (2)
Class 1-A-18	5.75%	calendar month (1)	30/360 (2)
Class 1-A-19	6.25%	calendar month (1)	30/360 (2)
Class 1-A-20	6.50%	calendar month (1)	30/360 (2)
Class 1-X	(5)	calendar month (1)	30/360 (2)
Class 2-A-1	6.00%	calendar month (1)	30/360 (2)
Class 2-A-2	5.25%	calendar month (1)	30/360 (2)
Class 2-A-3	5.50%	calendar month (1)	30/360 (2)
Class 2-A-4	5.75%	calendar month (1)	30/360 (2)
Class 2-A-5	6.00%	calendar month (1)	30/360 (2)
Class 2-X	(6)	calendar month (1)	30/360 (2)
Class PO	(7)	N/A	N/A
Class A-R	6.00%	calendar month (1)	30/360 (2)
Class M	6.00%	calendar month (1)	30/360 (2)
Class B-1	6.00%	calendar month (1)	30/360 (2)
Class B-2	6.00%	calendar month (1)	30/360 (2)
Non-Offered Certificates
Class B-3	6.00%	calendar month (1)	30/360 (2)
Class B-4	6.00%	calendar month (1)	30/360 (2)
Class B-5	6.00%	calendar month (1)	30/360 (2)
__________

(1)	The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2)	Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3)
The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under “Description of the Certificates - Determination of LIBOR.”

(4)
The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(5)
The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See“Description of the Certificates — Interest” in this free writing prospectus.

(6)
The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See “Description of the Certificates — Interest” in this free writing prospectus.

(7)	The Class PO Certificates are principal only certificates and are not entitled to any distributions of interest. See“Description of the Certificates” in this free writing prospectus.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Classes of Certificates
Group 1 Senior Certificates
Class 1-A-1, Class 1-A-2,
Class 1-A-3, Class 1-A-4,
Class 1-A-5, Class 1-A-6,
Class 1-A-7, Class 1-A-8,
Class 1-A-9, Class 1-A-10, Class 1-A-11,
Class 1-X and Class A-R Certificates
and Class PO-1 Component

Group 2 Senior Certificates	Class 2-A-1 and Class 2-X Certificates and Class PO-2 Component
Senior Certificate Group	Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates
Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates
Subordinated Certificates	Class M Certificates and Class B Certificates
LIBOR Certificates	Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates
Class A Certificates	Class 1-A and Class 2-A Certificates
Class 1-A Certificates
Class 1-A-1, Class 1-A-2,
Class 1-A-3, Class 1-A-4,
Class 1-A-5, Class 1-A-6,
Class 1-A-7, Class 1-A-8,
Class 1-A-9, Class 1-A-10,
Class 1-A-11, Class 1-A-12,
Class 1-A-13, Class 1-A-14,
Class 1-A-15, Class 1-A-16,
Class 1-A-17, Class 1-A-18,
Class 1-A-19, Class 1-A-20
and Class A-R Certificates

Class 2-A Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates
Class X Certificates	Class 1-X and Class 2-X Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Notional Amount Certificates	Class 1-A-5, Class 1-A-17, Class 2-A-5, Class 1-X and Class 2-X Certificates
Class PO Certificates	Class PO-1 and Class PO-2 Components
Depositable Certificates	Class 1-A-8, Class 1-A-9 and Class 2-A-1 Certificates
Exchangeable Certificates	Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates
Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

Record Date

The last business day of the month preceding the month of that distribution date.

Denominations

Offered Certificates (other than the Class 1-A-11 and Class A-R Certificates):

$25,000 and multiples of $1 in excess thereof.

Class 1-A-11 Certificates:

$1,000 and multiples of $1 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer as more fully provided for in the pooling and servicing agreement.

See “Description of the Certificates — Book-Entry Certificates” and “— Restrictions on Transfer of the Class A-R Certificates” in this free writing prospectus.

Distribution Dates

Beginning on March 26, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Last Scheduled Distribution Date

The last scheduled distribution date for each class of certificates (other than the Class 2-A Certificates) is the distribution date in April 2037. The last scheduled distribution date for the Class 2-A Certificates is the distribution date in March 2027. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

•
interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

•	any interest that was not paid on prior distribution dates; less

•	any net interest shortfalls allocated to that class for that distribution date.

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class PO Certificates do not bear interest.

See “Description of the Certificates — Interest” in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

•	prepayments on the mortgage loans; and

•	reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates based on their respective entitlements (or, in the case of the subordinated certificates, based on interest accrued on each subordinated class’ share of the assumed balance, as described more fully under “Description of the Certificates — Interest”), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related certificates in the order described below under “— Priority of Distributions Among Certificates”, interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

See “Description of the Certificates — Interest” and “ — Allocation of Interest Shortfalls” in this free writing prospectus.

The Corridor Contract and the Cap Contracts

The Class 1-A-2 Certificates will have the benefit of an interest rate corridor contract and the Class 1-A-3 and Class 1-A-4 Certificates will have the benefit of separate interest rate cap contracts (each, a “derivative contract”).

Payments under the derivative contracts will be made to the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates pursuant to the formulas described in “Description of the Certificates — The Corridor Contract and the Cap Contracts” and “ — The Reserve Fund” in this free writing prospectus.

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for both loan group 1 and loan group 2 is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

•
in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the non-PO percentage of the aggregate principal balance of the mortgage loans in the related loan group; and

•
in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under “—Amounts Available for Distributions on the Certificates.”

On each distribution date, each class of exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See “Description of the Certificates — Principal” in this free writing prospectus.

Exchanging Certificates Through Combination and Recombination

Depositable certificates may be exchanged for a proportionate interest in one or more classes of exchangeable certificates as shown on Annex I. Depositable certificates can be exchanged for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the applicable depositable certificates and paying an exchange fee. Principal of and interest on the depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange for the exchangeable certificates.

See “Description of the Certificates—Exchangeable Certificates” in this free writing prospectus and “Description of the Securities— Exchangeable Securities" in the prospectus for a description of Exchangeable Certificates and exchange procedures and fees.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loan in a loan group (after the fees and expenses described under the next heading are subtracted):

•	all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures;

•
net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

•	subsequent recoveries with respect to mortgage loans in that loan group;

•
partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

•
any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

•	the master servicing fee and additional servicing compensation due to the master servicer;

•	the trustee fee due to the trustee;

•	lender-paid mortgage insurance premiums, if any;

•
the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

•	all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.200% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to liquidated mortgage loans as described under “Description of the Certificates —Priority of Distributions Among Certificates”.

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

•	to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

•
to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

•
to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

•	any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) as specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

Distributions with Respect to Loan Group 1

•	Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under “Description of the Certificates—Principal” in this free writing prospectus), until their respective class certificate balances are reduced to zero;

(3) concurrently,

(i) 14.1072499358%, sequentially, to the Class 1-A-1 and Class 1-A-11 Certificates, in that order, until their respective class certificate balances are reduced to zero;

(ii) 61.3596128037% in the following order:

(a) in an amount up to $1,300 on each distribution date, concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(b) in an amount up to $2,148,000 on each distribution date, to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero;

(c) concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(d) sequentially, to the Class 1-A-7 and Class 1-A-11 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(iii) 24.5331372605%, sequentially, to the Class 1-A-8 and Class 1-A-11 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(4) concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Distributions with Respect to Loan Group 2

•	to the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

•	available funds for the related loan group remaining after distribution of interest on the senior certificates in the same certificate group; and

•
a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from both loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a “restricted class”), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to each restricted class will be allocated to those classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

•
the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

•	the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

•
first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

•
second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances, except that a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-7, Class 1-A-9 and Class 1-A-11 Certificates will instead be allocated to the Class 1-A-10 Certificates, until its class certificate balance is reduced to zero.

On each distribution date, the class certificate balance of each class of then outstanding exchangeable certificates also will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related classes of depositable certificates that have been deposited.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority and second, to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under “— Allocation of Realized Losses.” Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under “— Allocation of Losses.”

Additionally, as described above under “— Principal Payments,” the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal among the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates’ pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of those certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

See “Description of the Certificates — Allocation of Losses” in this free writing prospectus and “Credit Enhancement — Subordination” in this free writing prospectus and in the prospectus.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an “undercollateralized group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an “undercollateralization distribution”). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth below under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” and “— Subordinated Principal Distribution Amount.”

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

Optional Termination

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will be composed of multiple entities consisting of a trust beneath which are one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of uncertificated REMIC regular interests, all of which will be held in trust, and a single class of REMIC residual interest. The senior and subordinate certificates (including the depositable certificates and the exchangeable certificates) will represent beneficial ownership of one or more of the uncertificated Master REMIC regular interests held in trust. The Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the derivative contracts and the reserve fund will not constitute any part of any REMIC described in the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class 1-X, Class 2-X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related derivative contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption.

Legal Investment

The Class A, Class PO, Class X and Class M Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

The Mortgage Pass-Through Certificates, Series 2007-3T1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 1-X, Class 2-X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Group 1 Senior Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-X and Class A-R Certificates and Class PO-1 Component

Group 2 Senior Certificates	Class 2-A-1 and Class 2-X Certificates and Class PO-2 Component
Senior Certificate Group	Each of the Group 1 Senior Certificates and the Group 2 Senior Certificates
Senior Certificates	Group 1 Senior Certificates and Group 2 Senior Certificates
Subordinated Certificates	Class M Certificates and Class B Certificates
LIBOR Certificates	Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates
Class A Certificates	Class 1-A and Class 2-A Certificates
Class 1-A Certificates
Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class
1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16,
Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20 and Class A-R Certificates

Designation	Classes of Certificates
Class 2-A Certificates	Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates
Class X Certificates	Class 1-X and Class 2-X Certificates
Class B Certificates	Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
Notional Amount Certificates	Class 1-A-5, Class 1-A-17, Class 2-A-5, Class 1-X and Class 2-X Certificates
Class PO Certificates	Class PO-1 and Class PO-2 Components
Depositable Certificates	Class 1-A-8, Class 1-A-9 and Class 2-A-1 Certificates
Exchangeable Certificates	Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates
Offered Certificates	Class A, Class X, Class PO, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

Class	Type
Offered Certificates
Class 1-A-1	Senior/Fixed Pass-Through Rate
Class 1-A-2	Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-3	Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-4	Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-5	Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 1-A-6	Senior/Fixed Pass-Through Rate
Class 1-A-7	Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-8	Senior/Fixed Pass-Through Rate/Depositable
Class 1-A-9	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Depositable
Class 1-A-10	Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-A-11	Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-12	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-13	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-14	Senior/Fixed Pass-Through Rate/Exchangeable
Class 1-A-15	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-16	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-17	Senior/Fixed Pass-Through Rate/Interest Only/Notional Amount/ Exchangeable
Class 1-A-18	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-19	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-A-20	Senior/Fixed Pass-Through Rate/NAS/Super Senior/Exchangeable
Class 1-X	Senior/Notional Amount/Interest Only/Variable Pass-Through Rate
Class 2-A-1	Senior/Fixed Pass-Through Rate/Depositable

Class	Type
Class 2-A-2	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-3	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-4	Senior/Fixed Pass-Through Rate/Exchangeable
Class 2-A-5	Senior/Fixed Pass-Through Rate/Interest Only/Notional Amount/ Exchangeable
Class 2-X	Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate
Class PO	Senior/Principal Only/Component
Class A-R	Senior/Residual
Subordinated Certificates	Subordinate/Fixed Pass-Through Rate

The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The senior certificates will have an initial aggregate class certificate balance of approximately $756,817,705 and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.25% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

Class of Subordinated Certificates	Initial Beneficial Ownership Interest
Class M	2.60%
Class B-1	1.05%
Class B-2	0.75%
Class B-3	0.55%
Class B-4	0.40%
Class B-5	0.40%

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal,

•	the amount of Realized Losses allocated to the class, and

•
in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under “— Allocation of Losses;”

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See “The Agreements ─ Realization Upon Defaulted Loans ─ Application of Liquidation Proceeds” in the prospectus.

The Class Certificate Balance of the each class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related class of Depositable Certificates that has been deposited.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation, will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

Component Class

Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

Designation	Initial Component Balance
Class PO-1 Component	$1,738,075
Class PO-2 Component	$275,530

The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, “Class PO Component” will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

Notional Amount Certificates

The Class 1-A-5, Class 1-A-17, Class 2-A-5, Class 1-X and Class 2-X Certificates are notional amount certificates.

The notional amount of the Class 1-A-5 Certificates for the interest accrual period for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates immediately prior to such Distribution Date.

The notional amount of the Class 1-A-17 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 1-A-15 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00, and (ii) the product of (a) the Class Certificate Balance of the Class 1-A-16 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

The notional amount of the Class 2-A-5 Certificates for the interest accrual period for any Distribution Date will equal the sum of (i) the product of (a) the Class Certificate Balance of the Class 2-A-2 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.75 and the denominator of which is 6.00, (ii) the product of (a) the Class Certificate Balance of the Class 2-A-3 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.50 and the denominator of which is 6.00 and (iii) the product of (a) the Class Certificate Balance of the Class 2-A-4 Certificates immediately prior to such Distribution Date and (b) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00.

The notional amount of the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

The notional amount of the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

Book-Entry Certificates; Denominations

The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-11 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-11 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. (“CEDE”). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-Entry Registration of Securities,” no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

For a description of the procedures generally applicable to the book-entry certificates, see“Description of the Securities — Book-Entry Registration of Securities” in the prospectus.

Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under “— Interest” below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under “— Interest” below.

LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a “LIBOR Determination Date”). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — BBA Method.”

If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus LIBOR for the next interest accrual period will be 5.32%.

Payments on Mortgage Loans; Accounts

Certificate Account. On or before the closing date, the master servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•
all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments), any lender paid mortgage insurance premiums and any prepayment interest excess;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all Substitution Adjustment Amounts; and

•	all advances made by the master servicer.

Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

•	to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

•
to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

•
to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer’s certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

•	to reimburse the master servicer for insured expenses from the related insurance proceeds;

•
to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, “Servicing Advances”), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

•
to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

•	to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

•
to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

•	to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the “Distribution Account”). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

•	the aggregate amount remitted by the master servicer to the trustee; and

•	any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under “— Priority of Distributions Among Certificates” and may from time to time make withdrawals from the Distribution Account:

•	to pay the trustee fee to the trustee;

•	to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

•
to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

•	to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the “Exchangeable Certificates Distribution Account”), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable class or classes of then outstanding Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

Investments of Amounts Held in Accounts

The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer’s own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

The Reserve Fund. Funds in the Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Reserve Fund in respect of the investment will be charged against amounts on deposit in the Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the Supplemental Interest Trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Reserve Fund and made in accordance with the pooling and servicing agreement.

Exchangeable Certificates

General. The Class 1-A-8, Class 1-A-9 and Class 2-A-1 Certificates are “Depositable Certificates.” All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates (the “Exchangeable Certificates”) in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the related classes of Depositable Certificates in the same manner. Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. This process may occur repeatedly.

The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the uncertificated REMIC Interests underlying the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee’s approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder’s letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder’s DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable Certificates.

The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the Stated Principal Balance of each mortgage loan multiplied by the master servicing fee rate (3)	Compensation	Amounts on deposit in the Certificate Account representing payments of interest and application of liquidation proceeds with respect to that mortgage loan	Monthly
	• prepayment interest excess	Compensation	Interest paid by obligors with respect to certain prepayments on the mortgage loans.	Monthly
	• All late payment fees, assumption fees and other similar charges including prepayment charges	Compensation	Payments made by obligors with respect to the mortgage loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account.	Compensation	Investment income related to the Certificate Account and the Distribution Account	Monthly
	• Excess Proceeds (4)	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time
Trustee Fee (the “Trustee Fee”) / Trustee	One-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the outstanding mortgage loans. (5)	Compensation	Amounts on deposit in the Certificate Account or the Distribution Account	Monthly
Expenses
Insured expenses / Master Servicer	Expenses incurred by the master servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the mortgage loan	Time to time
Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances.	Reimbursement of Expenses
With respect to each mortgage loan, late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan (6)

Time to time
Indemnification expenses / the sellers, the master servicer and the depositor	Amounts for which the sellers, the master servicer and depositor are entitled to indemnification (7)	Indemnification	Amounts on deposit on the Certificate Account.	Monthly

_________

(1)
If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See “The Agreements— Amendment” in the prospectus.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3)
The master servicing fee rate for each mortgage loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4)
“Excess Proceeds” with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)	The “Trustee Fee Rate” is equal to 0.009% per annum.

(6)
Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7)	Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered at the close of business on the Record Date. The “Record Date” for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

•	to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

•
to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under “Description of the Certificates — Principal,” in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

•
to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

•
to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under “Description of the Certificates — Interest” and“— Principal” in this free writing prospectus; and

•	any remaining available amounts to the Class A-R Certificates.

“Available Funds” for a loan group for any Distribution Date will be equal to the sum of:

•
all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

•
all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

•
all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

•
amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

In the event that Depositable Certificates are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each related class of Depositable Certificates that has been deposited. In addition, the outstanding Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that has been deposited.

Interest

Pass-Through Rates. The classes of offered certificates will have their respective pass-through rates set forth on the cover page hereof or as described below.

LIBOR Certificates.

Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate
Class 1-A-2	5.75%	5.75% / 0.50%	LIBOR + 0.50%
Class 1-A-3	5.75%	5.75% / 0.50%	LIBOR + 0.50%
Class 1-A-4	5.75%	5.75% / 0.50%	LIBOR + 0.50%
Class 1-A-5	0.00%	5.25% / 0.00%	5.25% - LIBOR

Class 1-X and Class 2-X Certificates

The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.40877% per annum.

The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.22387% per annum.

The Class PO Certificates are principal only certificates and will not bear interest.

Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This “interest entitlement” for any class will be equal to the sum of:

•	interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

•
the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

For each Distribution Date on or prior to a Derivative Contract Termination Date on which LIBOR exceeds 5.25%, in addition to the interest entitlement described above, the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will be entitled to receive the related yield supplement amount from payments under the related Derivative Contract. See “—The Corridor Contract and the Cap Contracts” in this free writing prospectus.

Allocation of Net Interest Shortfalls

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the interest-bearing senior certificates and (b) each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the “Net Interest Shortfall” is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date, and

•	the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

With respect to any Distribution Date, a “net prepayment interest shortfall” for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

A “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month’s interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See “The Agreements—Certain Legal Aspects of the Loans — Servicemembers Civil Relief Act” in the prospectus.

A “Debt Service Reduction” is the modification of the terms of a mortgage loan in the course of a borrower’s bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each such class’ share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls. On each Distribution Date, each outstanding class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest of each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class’ pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The “Assumed Balance” for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive on that Distribution Date.

Each class’ pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under “— Priority of Distributions Among Certificates” are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Corridor Contract and the Cap Contracts

The Class 1-A-2 will have the benefit of an interest rate corridor contract (the “Class 1-A-2 Corridor Contract”) and the Class 1-A-3 and Class 1-A-4 Certificates will each have the benefit of a separate interest rate cap contract (the “Cap Contracts” and, together with the Class 1-A-2 Corridor Contract, the “Derivative Contracts”), beginning in March 2007. The Derivative Contracts will each be evidenced by a confirmation between Bear Stearns Financial Products Inc.(“Bear Stearns” or the “Derivative Contract Counterparty”) and the trustee (in such capacity the “supplemental interest trustee”) on behalf of a separate trust (the “Supplemental Interest Trust”) created under the pooling and servicing agreement for the benefit of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates.

Pursuant to the Derivative Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmation of the related Derivative Contract, as if such an ISDA Master Agreement had been executed by UBS Real Estate and the Derivative Contract Counterparty on the date that the Derivative Contract was executed. The Derivative Contracts are also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, UBS Real Estate will assign its rights under the Derivative Contracts to The Bank of New York, as trustee, on behalf of the issuing entity.

With respect to the Class 1-A-2 Corridor Contract and any Distribution Date on or prior to January 2012 (the “Corridor Contract Termination Date”), the amount payable by the Derivative Contract Counterparty under the Class 1-A-2 Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Derivative Contract Counterparty) and (B) 98.50% over (y) 5.25%, (ii) the applicable Corridor Contract Notional Balance for such Distribution Date and (iii) one-twelfth.

With respect to each Cap Contract and any Distribution Date on or prior to January 2012 (the “Cap Contract Termination Date”), the amount payable by the Derivative Contract Counterparty under the related Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined by the Derivative Contract Counterparty) over (y) 5.25%, (ii) the applicable Cap Contract Notional Balance for such Distribution Date and (iii) one-twelfth.

The Corridor Contract Notional Balance and each Cap Contract Notional Balance is based on the group 1 mortgage loans having a constant prepayment rate equal to 100% of the Prepayment Assumption.

The “Class 1-A-2 Corridor Contract Notional Balance”, “Class 1-A-3 Cap Contract Notional Balance” and “Class 1-A-4 Cap Contract Notional Balance” are as described in the following table:

Distribution Date	Class 1-A-2 Corridor Contract Notional Balance($)	Class 1-A-3 Cap Contract Notional Balance($)	Class 1-A-4 Cap Contract Notional Balance($)
March 25, 2007	55,000,000.00	15,000,000.00	15,000,000.00
April 25, 2007	54,604,954.27	14,892,260.26	14,892,260.26

Distribution Date	Class 1-A-2 Corridor Contract Notional Balance($)	Class 1-A-3 Cap Contract Notional Balance($)	Class 1-A-4 Cap Contract Notional Balance($)
May 25, 2007	54,073,167.96	14,747,227.63	14,747,227.63
June 25, 2007	53,406,524.19	14,565,415.69	14,565,415.69
July 25, 2007	52,607,280.67	14,347,440.18	14,347,440.18
August 25, 2007	51,678,086.60	14,094,023.62	14,094,023.62
September 25, 2007	50,621,977.83	13,805,993.95	13,805,993.95
October 25, 2007	49,442,370.23	13,484,282.79	13,484,282.79
November 25, 2007	48,143,051.08	13,129,923.02	13,129,923.02
December 25, 2007	46,728,168.63	12,744,045.99	12,744,045.99
January 25, 2008	45,202,219.79	12,327,878.12	12,327,878.12
February 25, 2008	43,570,035.97	11,882,737.08	11,882,737.08
March 25, 2008	41,836,767.18	11,410,027.41	11,410,027.41
April 25, 2008	40,149,212.73	10,949,785.29	10,949,785.29
May 25, 2008	38,506,519.57	10,501,778.07	10,501,778.07
June 25, 2008	36,907,850.54	10,065,777.42	10,065,777.42
July 25, 2008	35,352,384.02	9,641,559.28	9,641,559.28
August 25, 2008	33,839,313.70	9,228,903.74	9,228,903.74
September 25, 2008	32,367,848.26	8,827,594.98	8,827,594.98
October 25, 2008	30,937,211.11	8,437,421.21	8,437,421.21
November 25, 2008	29,546,640.12	8,058,174.58	8,058,174.58
December 25, 2008	28,195,387.32	7,689,651.09	7,689,651.09
January 25, 2009	26,882,718.67	7,331,650.55	7,331,650.55
February 25, 2009	25,607,913.79	6,983,976.49	6,983,976.49
March 25, 2009	24,370,265.72	6,646,436.11	6,646,436.11
April 25, 2009	23,169,080.64	6,318,840.18	6,318,840.18
May 25, 2009	22,003,677.66	6,001,003.00	6,001,003.00
June 25, 2009	20,873,388.56	5,692,742.33	5,692,742.33
July 25, 2009	19,777,557.55	5,393,879.33	5,393,879.33
August 25, 2009	18,715,541.07	5,104,238.47	5,104,238.47
September 25, 2009	17,686,707.52	4,823,647.51	4,823,647.51
October 25, 2009	16,690,437.08	4,551,937.39	4,551,937.39
November 25, 2009	15,726,121.46	4,288,942.22	4,288,942.22
December 25, 2009	14,793,163.71	4,034,499.19	4,034,499.19
January 25, 2010	13,890,977.97	3,788,448.54	3,788,448.54
February 25, 2010	13,018,989.34	3,550,633.46	3,550,633.46
March 25, 2010	12,176,633.58	3,320,900.07	3,320,900.07
April 25, 2010	11,363,356.98	3,099,097.36	3,099,097.36
May 25, 2010	10,578,616.16	2,885,077.13	2,885,077.13
June 25, 2010	9,821,877.84	2,678,693.96	2,678,693.96
July 25, 2010	9,092,618.68	2,479,805.10	2,479,805.10
August 25, 2010	8,390,325.11	2,288,270.48	2,288,270.48
September 25, 2010	7,714,493.10	2,103,952.66	2,103,952.66
October 25, 2010	7,064,628.05	1,926,716.74	1,926,716.74
November 25, 2010	6,440,244.53	1,756,430.33	1,756,430.33
December 25, 2010	5,840,866.21	1,592,963.51	1,592,963.51
January 25, 2011	5,266,025.60	1,436,188.80	1,436,188.80
February 25, 2011	4,715,263.94	1,285,981.08	1,285,981.08
March 25, 2011	4,188,131.03	1,142,217.55	1,142,217.55
April 25, 2011	3,684,185.03	1,004,777.74	1,004,777.74
May 25, 2011	3,202,992.39	873,543.38	873,543.38
June 25, 2011	2,744,127.60	748,398.44	748,398.44
July 25, 2011	2,307,173.10	629,229.03	629,229.03
August 25, 2011	1,891,719.13	515,923.40	515,923.40
September 25, 2011	1,497,363.55	408,371.88	408,371.88
October 25, 2011	1,123,711.73	306,466.84	306,466.84
November 25, 2011	770,376.41	210,102.66	210,102.66

Distribution Date	Class 1-A-2 Corridor Contract Notional Balance($)	Class 1-A-3 Cap Contract Notional Balance($)	Class 1-A-4 Cap Contract Notional Balance($)
December 25, 2011	436,977.55	119,175.70	119,175.70
January 25, 2012	123,142.20	33,584.24	33,584.24
February 25, 2012 and thereafter	0.00	0.00	0.00

On or prior to the Corridor Contract Termination Date or a Cap Contract Termination Date (each, a “Derivative Contract Termination Date”), amounts (if any) received under the Derivative Contracts by the trustee for the benefit of the Supplemental Interest Trust will be used to pay the Yield Supplement Amounts, as described below under “— The Reserve Fund.” Amounts received on the Derivative Contracts will not be available to make interest distributions on any classes of certificates other than the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates.

The Derivative Contracts are scheduled to remain in effect up to and including the Derivative Contract Termination Date. The Derivative Contracts will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Derivative Contract Counterparty or the issuing entity, the failure by the Derivative Contract Counterparty (within one business day after notice of the failure is received by the Derivative Contract Counterparty) to make a payment due under the Derivative Contracts, and the Derivative Contracts becoming illegal or subject to certain kinds of taxation.

It will be an additional termination event under the Derivative Contracts if the Derivative Contract Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Derivative Contracts, and the Derivative Contract Counterparty fails to transfer the Derivative Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Derivative Contract and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns Companies, Inc., provided the depositor is given notice) and any rating agency, if applicable.

If a Derivative Contract is terminated early, the Derivative Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Derivative Contract Counterparty will be paid to the trustee and will be deposited into the Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amounts on the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates, as applicable, until the Derivative Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

The pooling and servicing agreement does not provide for the substitution of a replacement Derivative Contract in the event of a termination of a Derivative Contract or in any other circumstance.

The significance percentage for each Derivative Contract is less than 10% and in the aggregate, the significance percentage of all of the Derivative Contracts with the Derivative Contract Counterparty is less than 10%. The “significance percentage” for a Derivative Contract is the percentage that the significance estimate of that Derivative Contract represents of the Class Certificate Balance of the related class of certificates. The “significance estimate” of the Derivative Contracts is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Derivative Contracts, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

Bear Stearns Financial Products Inc. or BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc.  BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider.  As of the date of this free writing prospectus, BSFP has a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s Investors Service.

The information contained in the preceding paragraph has been provided by BSFP for use in this free writing prospectus. BSFP has not been involved in the preparation of, and does not accept responsibility for, this free writing prospectus as a whole or the accompanying prospectus

The offered certificates do not represent an obligation of the Derivative Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Derivative Contracts and will not have any right to proceed directly against the Derivative Contract Counterparty in respect of its obligations under the Derivative Contracts.

Each Derivative Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

The Reserve Fund

The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the “Reserve Fund”), which will be held in trust in the supplemental interest trust, on behalf of the holders of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Reserve Fund. The Reserve Fund will not be an asset of any REMIC or the issuing entity.

On each Distribution Date, the trustee will deposit in the Reserve Fund any amounts received in respect of the Derivative Contracts for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Derivative Contract will be distributed to the Class 1-A-2, Class 1-A-3 or Class 1-A-4 Certificates, as applicable, to the extent necessary to pay the related Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Derivative Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates has been reduced to zero, all amounts remaining in the Reserve Fund will be distributed to UBS Securities LLC.

For any Distribution Date on or prior to the Corridor Contract Termination Date, the Yield Supplement Amount for the Class 1-A-2 Certificates will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the Class 1-A-2 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of (A) One-Month LIBOR (as determined by the Derivative Contract Counterparty) and (B) 98.50% over (ii) 5.25%.

For any Distribution Date on or prior to the Cap Contract Termination Date, the Yield Supplement Amount for the Class 1-A-3 or Class 1-A-4 Certificates will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) One-Month LIBOR (as determined by the Derivative Contract Counterparty) over (ii) 5.25%.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under “—Priority of Distributions Among Certificates” between the related Class PO Component, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a “Discount mortgage loan”) will be determined as follows:

Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan	Non-PO Percentage of Discount Mortgage Loan
1	Less than 6.00%	Net mortgage rate divided by 6.00%
2	Less than 6.00%	Net mortgage rate divided by 6.00%

The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a “Non-Discount mortgage loan”) will be 100%.

Non-Discount Mortgage Loans in Loan Group	Net Mortgage Rate for Mortgage Loan
1	Greater than or equal to 6.00%
2	Greater than or equal to 6.00%

The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

Discount Mortgage Loans in Loan Group	PO Percentage of Discount Mortgage Loan
1	(6.00% — net mortgage rate) divided by 6.00%
2	(6.00% — net mortgage rate) divided by 6.00%

The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

The “Non-PO Formula Principal Amount” for any Distribution Date and loan group will equal the sum of:

1.	the sum of the applicable Non-PO Percentage of

1.	all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

2.
the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

3.	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

4.
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

5.
with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

6.	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

2.
(A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

Distributions with respect to Loan Group 1

Sequentially:

(1)	to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(2)	concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

(3)	concurrently,

(i)	14.1072499358%, sequentially, to the Class 1-A-1 and Class 1-A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

(ii)	61.3596128037% in the following order:

(a) in an amount up to $1,300 on each Distribution Date, concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

(b) in an amount up to $2,148,000 on each Distribution Date, to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero;

(c) concurrently, to the Class 1-A-2, Class 1-A-3, Class 1-A-4 and Class 1-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(d) sequentially, to the Class 1-A-7 and Class 1-A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(iii)	24.5331372605%, sequentially, to the Class 1-A-8 and Class 1-A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(4)	concurrently, to the Class 1-A-9 and Class 1-A-10 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

Distributions with respect to Loan Group 2

•	to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

On each Distribution Date, each Class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount for the related loan group distributed to the related class of Depositable Certificates that has been deposited.

The capitalized terms used herein shall have the following meanings:

“Priority Amount” for any Distribution Date will equal the sum of (i) the product of (A) the Senior Percentage for loan group 1, (B) the Scheduled Principal Distribution Amount for loan group 1, (C) the Shift Percentage and (D) the Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage for loan group 1, (B) the Unscheduled Principal Distribution Amount for loan group 1, (C) the Prepayment Shift Percentage and (D) the Priority Percentage.

“Priority Percentage” for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-9 and Class 1-A-10 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all group 1 senior certificates (other than the related notional amount certificates and the Class PO-1 Component) immediately prior to such Distribution Date.

“Scheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Unscheduled Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the liquidation proceeds allocable to principal received with respect to such mortgage loan and (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

“Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

“Prepayment Shift Percentage” for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

“Due Date” means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from February 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

The “Non-PO Pool Balance” for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

The “Senior Principal Distribution Amount” for any Distribution Date and loan group will equal the sum of

•
the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

•	the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

•	the sum of

•
the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

•	the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

•	the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

•	liquidation proceeds received through the end of the prior calendar month and allocable to principal;

•	prepayments of principal received through the last day of the related Prepayment Period; and

•	any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

“Deficient Valuation” means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

The “pool principal balance” equals the aggregate of the Stated Principal Balances of the mortgage loans.

The “loan group principal balance” with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

The “Senior Percentage” of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component) and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component) and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

For any Distribution Date on and prior to a Senior Termination Date, the “Subordinated Percentage” for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

The “Senior Prepayment Percentage” of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component and the notional amount certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

The “Subordinated Prepayment Percentage” for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

•	for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

•	for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will equal 100%.

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

•
the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

•	cumulative Realized Losses on the mortgage loans in each loan group do not exceed

•
commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (in either case, the “original subordinate principal balance”),

•	commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

•	commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

•	commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

•	commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

The “Senior Termination Date” for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an “Undercollateralization Distribution”). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until the Undercollateralized Group is no longer undercollateralized.

All distributions described in this “Cross-Collateralization” section will be made in accordance with the priorities set forth under “Distributions on the Certificates — Principal — Senior Principal Distribution Amount” above and “— Subordinated Principal Distribution Amount” below.

Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from both loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the “Restricted Classes”). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

For any Distribution Date and any class of subordinated certificates, the “Applicable Credit Support Percentage” is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have lower distribution priorities than such class.

For any Distribution Date and any class of subordinated certificates, the “Original Applicable Credit Support Percentage” is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

The “Class Subordination Percentage” with respect to any Distribution Date and a class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before the Distribution Date.

On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

	Beneficial Interest in Issuing Entity	Initial Credit Enhancement Level	Original Applicable Credit Support Percentage
Senior Certificates	94.25%	5.75%	N/A
Class M	2.60%	3.15%	5.75%
Class B-1	1.05%	2.10%	3.15%
Class B-2	0.75%	1.35%	2.10%
Class B-3	0.55%	0.80%	1.35%
Class B-4	0.40%	0.40%	0.80%
Class B-5	0.40%	0.00%	0.40%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The “Subordinated Principal Distribution Amount” for each loan group and any Distribution Date will equal

•	the sum of

•
the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

•
for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

•
the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

•	the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

•	reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

•	Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

•
a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

The “PO Formula Principal Amount” for any Distribution Date and each Class PO Component will equal the sum of

•	the sum of the applicable PO Percentage of:

•	all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

•
the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

•	the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

•
any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

•
for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

•	all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

•
with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than the Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

•
first, to the subordinated certificates, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

•
second, to the senior certificates of the related senior certificate group (other than the related Class PO Component and the notional amount certificates) pro rata, based upon their respective Class Certificate Balances, except that any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-7, Class 1-A-9 and Class 1-A-11 Certificates will instead be allocated to the Class 1-A-10 Certificates, as follows: (i) the first $3,162,549 of Realized Losses that would otherwise be allocated to the Class 1-A-2 Certificates will instead be allocated to the Class 1-A-10 Certificates, (ii) the first $862,513 of Realized Losses that would otherwise be allocated to the Class 1-A-3 Certificates will instead be allocated to the Class 1-A-10 Certificates, (iii) the first $862,513 of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-10 Certificates, (iv) the first $9,775,151 of Realized Losses that would otherwise be allocated to the Class 1-A-7 Certificates will instead be allocated to the Class 1-A-10 Certificates, (v) the first $6,774,755 of Realized Losses that would otherwise be allocated to the Class 1-A-9 Certificates will instead be allocated to the Class 1-A-10 Certificates and (vi) the first $826,518 of Realized Losses that would otherwise be allocated to the Class 1-A-11 Certificates will instead be allocated to the Class 1-A-10 Certificates, in each case until the Class Certificate Balance of the Class 1-A-10 Certificates is reduced to zero.

On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each then outstanding class of Exchangeable Certificates will also be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

Because principal distributions are paid to some classes of certificates (other than the Class PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

In general, a “Realized Loss” means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See “Credit Enhancement — Subordination” in the prospectus.

A “Liquidated Mortgage Loan” is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

Annex A

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans in loan group 1 and loan group 2 as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans in loan group 1 and loan group 2 as of the cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value.

Loan Group 1

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.500	1	$633,405.94	0.09%	633,405.94	359	694	79.26
5.625	2	1,101,868.00	0.15	550,934.00	360	669	74.83
5.750	5	2,573,099.88	0.35	514,619.98	359	739	77.91
5.875	9	5,438,200.00	0.73	604,244.44	355	703	63.27
5.999	1	540,000.00	0.07	540,000.00	360	781	80.00
6.000	25	15,892,612.80	2.13	635,704.51	359	697	74.62
6.125	51	34,565,583.72	4.64	677,756.54	360	706	69.50
6.250	159	113,313,689.01	15.21	712,664.71	360	709	72.17
6.375	172	125,127,288.36	16.80	727,484.23	360	709	70.64
6.405	1	565,000.00	0.08	565,000.00	360	657	88.28
6.500	176	118,358,113.55	15.89	672,489.28	360	711	72.77
6.505	1	572,818.36	0.08	572,818.36	359	724	90.00
6.530	1	619,000.00	0.08	619,000.00	360	647	89.71
6.610	1	490,000.00	0.07	490,000.00	360	628	83.76
6.625	124	86,534,847.73	11.62	697,861.68	360	709	75.23
6.750	91	60,923,603.21	8.18	669,490.15	360	712	74.86
6.860	1	625,500.00	0.08	625,500.00	360	640	90.00
6.875	125	84,263,250.82	11.31	674,106.01	360	698	74.57
7.000	36	25,489,638.13	3.42	708,045.50	360	706	76.53
7.060	1	467,000.00	0.06	467,000.00	356	771	88.11
7.125	21	17,153,674.00	2.30	816,841.62	360	710	76.37
7.250	27	21,278,210.83	2.86	788,081.88	359	711	76.48
7.375	21	12,966,000.63	1.74	617,428.60	360	710	76.65
7.500	21	14,999,435.46	2.01	714,258.83	360	710	78.42
7.750	1	504,000.00	0.07	504,000.00	360	671	80.00
Total	1,074	$744,995,840.43	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.570% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.572% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	109	$47,506,727.78	6.38%	435,841.54	6.544	360	710	77.32
450,000.01 - 500,000.00	205	97,779,774.06	13.12	476,974.51	6.576	360	696	76.07
500,000.01 - 550,000.00	168	88,177,519.61	11.84	524,866.19	6.579	360	702	76.72
550,000.01 - 600,000.00	127	72,846,822.86	9.78	573,597.03	6.590	360	704	75.41
600,000.01 - 650,000.00	118	74,702,273.25	10.03	633,070.11	6.557	360	702	75.72
650,000.01 - 700,000.00	47	31,928,001.93	4.29	679,319.19	6.567	360	697	73.17
700,000.01 - 750,000.00	49	35,743,326.28	4.80	729,455.64	6.541	360	703	73.87
750,000.01 - 1,000,000.00	127	110,662,275.83	14.85	871,356.50	6.596	360	709	71.38
1,000,000.01 - 1,500,000.00	89	112,652,934.02	15.12	1,265,763.30	6.519	360	717	69.93
1,500,000.01 - 2,000,000.00	25	45,805,102.81	6.15	1,832,204.11	6.642	360	723	68.64
Above 2,000,000.01	10	27,191,082.00	3.65	2,719,108.20	6.633	360	733	64.84
Total	1,074	$744,995,840.43	100.00%
_____________
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $693,665.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	5	$2,936,438.23	0.39%	587,287.65	6.595	359	613	74.72
620 - 639	71	47,132,451.65	6.33	663,837.35	6.507	360	631	73.03
640 - 659	106	63,553,918.97	8.53	599,565.27	6.458	359	650	75.37
660 - 679	136	94,330,025.56	12.66	693,603.13	6.735	360	670	73.65
680 - 699	254	167,397,390.31	22.47	659,044.84	6.541	360	690	73.17
700 - 719	142	100,214,097.12	13.45	705,733.08	6.599	360	709	73.65
720 and Above	360	269,431,518.59	36.17	748,420.88	6.563	360	759	72.96
Total	1,074	$744,995,840.43	100.00%
__________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 708.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
CLUES Plus	1	$816,000.00	0.11%	816,000.00	6.125	360	656	80.00
Full/Alternative	285	199,552,933.79	26.79	700,185.73	6.473	360	678	72.57
Preferred	29	18,144,107.00	2.44	625,658.86	6.365	360	756	75.14
Reduced	757	524,820,299.64	70.45	693,289.70	6.619	360	717	73.66
Streamlined	2	1,662,500.00	0.22	831,250.00	6.249	360	683	70.00
Total	1,074	$744,995,840.43	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	36	$29,419,335.00	3.95%	817,203.75	6.441	360	719	38.79
50.01 - 55.00	18	16,893,732.00	2.27	938,540.67	6.347	358	715	53.01
55.01 - 60.00	30	23,022,560.32	3.09	767,418.68	6.402	360	705	58.37
60.01 - 65.00	53	47,082,218.71	6.32	888,343.75	6.523	360	704	63.33
65.01 - 70.00	120	111,561,426.58	14.97	929,678.55	6.542	360	714	68.79
70.01 - 75.00	136	105,019,068.38	14.10	772,199.03	6.579	360	709	73.73
75.01 - 80.00	649	395,326,489.13	53.06	609,131.72	6.610	360	706	79.52
80.01 - 85.00	7	3,543,625.00	0.48	506,232.14	6.520	360	672	83.88
85.01 - 90.00	22	11,737,068.12	1.58	533,503.10	6.723	360	666	88.52
90.01 - 95.00	2	952,877.19	0.13	476,438.60	6.479	359	771	92.81
95.01 - 100.00	1	437,440.00	0.06	437,440.00	7.250	359	766	100.00
Total	1,074	$744,995,840.43	100.00%
________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 73.41%.
(2)	Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	31	$26,643,500.00	3.58%	859,467.74	6.442	360	724	38.23
50.01 - 55.00	14	13,890,732.00	1.86	992,195.14	6.345	358	716	53.30
55.01 - 60.00	30	21,461,560.32	2.88	715,385.34	6.371	360	693	57.54
60.01 - 65.00	45	39,087,098.34	5.25	868,602.19	6.519	360	700	63.00
65.01 - 70.00	107	97,414,876.74	13.08	910,419.41	6.495	360	716	67.81
70.01 - 75.00	105	81,589,738.38	10.95	777,045.13	6.531	360	711	73.35
75.01 - 80.00	343	221,481,572.82	29.73	645,718.87	6.538	360	702	78.55
80.01 - 85.00	29	19,962,048.98	2.68	688,346.52	6.661	360	709	76.91
85.01 - 90.00	151	97,437,639.99	13.08	645,282.38	6.637	360	699	78.90
90.01 - 95.00	59	36,656,838.04	4.92	621,302.34	6.754	360	700	78.86
95.01 - 100.00	160	89,370,234.82	12.00	558,563.97	6.759	360	721	79.76
Total	1,074	$744,995,840.43	100.00%
________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 78.57%.
(2)	Takes into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Arizona	30	$18,614,993.08	2.50%	620,499.77	6.671	360	709	72.38
California	444	304,925,066.06	40.93	686,768.17	6.535	360	711	73.04
Florida	66	49,159,480.93	6.60	744,840.62	6.643	360	720	73.99
Illinois	29	21,871,836.53	2.94	754,201.26	6.703	360	722	73.63
Maryland	42	26,643,363.18	3.58	634,365.79	6.579	360	703	76.31
Massachusetts	24	16,603,215.61	2.23	691,800.65	6.478	360	713	73.47
New Jersey	48	29,985,787.28	4.02	624,703.90	6.573	360	697	76.13
New York	94	67,209,049.47	9.02	714,989.89	6.573	360	708	71.42
Texas	24	21,007,970.19	2.82	875,332.09	6.643	360	705	69.80
Virginia	32	19,885,420.91	2.67	621,419.40	6.520	360	689	76.56
Washington	32	19,675,519.32	2.64	614,859.98	6.517	359	692	73.28
Other (less than 2%)	209	149,414,137.87	20.06	714,900.18	6.606	360	702	73.97
Total	1,074	$744,995,840.43	100.00%
_________
(1)
The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.684% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	409	$286,122,681.19	38.41%	699,566.46	6.555	360	696	70.33
Purchase	427	289,729,254.22	38.89	678,522.84	6.604	360	721	76.81
Refinance (Rate/Term)	238	169,143,905.02	22.70	710,688.68	6.546	360	704	72.77
Total	1,074	$744,995,840.43	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2 to 4 Family Residence	52	$42,009,148.89	5.64%	807,868.25	6.650	360	717	73.43
Cooperative	3	1,814,600.00	0.24	604,866.67	6.468	360	685	57.99
High-rise Condominium	82	52,965,188.50	7.11	645,916.93	6.494	360	740	74.28
Low-rise Condominium	42	24,128,805.83	3.24	574,495.38	6.634	360	723	77.00
Planned Unit Development	196	140,785,880.84	18.90	718,295.31	6.568	360	708	74.02
Single Family Residence	699	483,292,216.37	64.87	691,405.17	6.572	360	702	73.01
Total	1,074	$744,995,840.43	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Investment Property	94	$61,742,137.76	8.29%	656,831.25	6.664	360	728	72.20
Primary Residence	927	640,160,329.34	85.93	690,572.09	6.561	360	705	73.69
Secondary Residence	53	43,093,373.33	5.78	813,082.52	6.604	360	719	70.87
Total	1,074	$744,995,840.43	100.00%
____________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
360	956	$671,086,530.37	90.08%	701,973.36	6.561	707	73.23
359	93	57,372,994.56	7.70	616,913.92	6.613	708	75.19
358	14	8,973,074.55	1.20	640,933.90	6.917	695	73.18
357	4	2,693,054.89	0.36	673,263.72	6.791	714	76.82
356	1	467,000.00	0.06	467,000.00	7.500	771	88.11
353	1	1,988,878.67	0.27	1,988,878.67	7.250	772	74.07
352	1	423,750.00	0.06	423,750.00	6.500	694	75.00
351	1	483,600.00	0.06	483,600.00	6.500	789	78.00
347	1	535,942.48	0.07	535,942.48	6.625	691	80.00
343	1	501,014.91	0.07	501,014.91	6.000	636	75.56
300	1	470,000.00	0.06	470,000.00	5.875	651	53.71
Total	1,074	$744,995,840.43	100.00%
_________
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 360 months.

Interest-Only Periods at Origination

Interest-Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	587	$410,146,841.07	55.05%	698,716.94	6.529	360	704	72.16
120	487	334,848,999.36	44.95	687,574.95	6.625	360	711	74.93
Total	1,074	$744,995,840.43	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,036	$723,133,847.81	97.07%	698,005.64	6.573	360	708	73.42
3	1	536,000.00	0.07	536,000.00	6.625	359	677	74.44
6	5	2,648,000.00	0.36	529,600.00	6.772	360	691	78.11
36	6	3,116,259.46	0.42	519,376.58	6.625	358	728	76.57
60	26	15,561,733.16	2.09	598,528.20	6.477	360	704	71.45
Total	1,074	$744,995,840.43	100.00%

Loan Group 2

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.875	4	$2,090,318.38	3.60%	522,579.60	239	736	63.50
6.000	5	2,746,598.29	4.74	549,319.66	239	732	74.13
6.125	8	4,535,418.05	7.82	566,927.26	239	713	78.76
6.250	24	19,224,587.14	33.15	801,024.46	238	738	67.88
6.300	1	488,494.26	0.84	488,494.26	238	649	90.00
6.375	17	9,811,914.78	16.92	577,171.46	233	722	69.50
6.500	14	7,668,007.19	13.22	547,714.80	237	689	71.73
6.625	8	5,827,161.39	10.05	728,395.17	238	696	73.28
6.750	4	2,751,711.35	4.74	687,927.84	237	718	73.17
6.875	3	1,784,031.67	3.08	594,677.22	237	678	75.52
7.000	1	571,666.68	0.99	571,666.68	237	626	66.47
7.500	1	495,111.74	0.85	495,111.74	235	615	74.63
Total	90	$57,995,020.92	100.00%
________
(1)
The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.368% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.370% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
400,000.01 - 450,000.00	13	$5,703,156.18	9.83%	438,704.32	6.414	236	697	76.48
450,000.01 - 500,000.00	19	9,090,467.35	15.67	478,445.65	6.331	238	696	74.62
500,000.01 - 550,000.00	17	8,884,815.50	15.32	522,636.21	6.258	233	737	67.25
550,000.01 - 600,000.00	10	5,784,068.11	9.97	578,406.81	6.451	237	699	66.84
600,000.01 - 650,000.00	9	5,640,656.38	9.73	626,739.60	6.430	238	733	73.90
650,000.01 - 700,000.00	7	4,709,402.94	8.12	672,771.85	6.480	238	709	78.04
700,000.01 - 750,000.00	1	746,887.03	1.29	746,887.03	6.375	238	644	68.18
750,000.01 - 1,000,000.00	8	7,223,559.82	12.46	902,944.98	6.390	238	729	67.13
1,000,000.01 - 1,500,000.00	4	5,130,206.69	8.85	1,282,551.67	6.416	238	710	65.86
Above 2,000,000.01	2	5,081,800.92	8.76	2,540,900.46	6.250	239	746	70.00
Total	90	$57,995,020.92	100.00%
_____________
(1)	As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $644,389.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	1	$495,111.74	0.85%	495,111.74	7.500	235	615	74.63
620 - 639	11	6,509,399.07	11.22	591,763.55	6.517	238	631	71.36
640 - 659	11	6,157,115.36	10.62	559,737.76	6.414	237	647	70.68
660 - 679	4	2,631,169.12	4.54	657,792.28	6.399	239	670	74.27
680 - 699	7	3,858,726.53	6.65	551,246.65	6.307	239	689	72.37
700 - 719	15	8,563,516.71	14.77	570,901.11	6.456	238	709	74.27
720 and Above	41	29,779,982.39	51.35	726,341.03	6.291	237	761	69.34
Total	90	$57,995,020.92	100.00%
__________
(1)	As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 716.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
CLUES Plus	18	$9,601,646.08	16.56%	533,424.78	6.419	237	710	70.26
Full/Alternative	39	28,740,621.01	49.56	736,939.00	6.382	238	702	71.98
No Ratio	1	673,623.63	1.16	673,623.63	6.500	239	636	75.00
Preferred	30	17,837,191.63	30.76	594,573.05	6.295	236	751	70.53
Reduced	1	570,271.89	0.98	570,271.89	6.500	236	633	39.66
Stated Income/Stated Asset	1	571,666.68	0.99	571,666.68	7.000	237	626	66.47
Total	90	$57,995,020.92	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	5	$3,081,242.76	5.31%	616,248.55	6.321	238	704	46.20
50.01 - 55.00	4	2,183,170.89	3.76	545,792.72	6.134	218	766	52.68
55.01 - 60.00	2	1,943,696.34	3.35	971,848.17	6.250	237	772	56.27
60.01 - 65.00	3	1,699,995.34	2.93	566,665.11	6.239	238	709	64.29
65.01 - 70.00	21	16,460,261.23	28.38	783,821.96	6.364	238	730	68.41
70.01 - 75.00	20	13,534,817.66	23.34	676,740.88	6.478	238	699	72.45
75.01 - 80.00	29	16,157,598.08	27.86	557,158.55	6.346	238	710	78.92
80.01 - 85.00	3	1,546,450.64	2.67	515,483.55	6.468	237	726	83.90
85.01 - 90.00	3	1,387,787.98	2.39	462,595.99	6.371	238	669	89.96
Total	90	$57,995,020.92	100.00%
_________
(1)	As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 70.91%.
(2)	Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 or Less	4	$2,481,242.76	4.28%	620,310.69	6.307	238	708	46.46
50.01 - 55.00	2	1,057,995.31	1.82	528,997.66	6.127	197	785	52.78
55.01 - 60.00	4	3,071,362.30	5.30	767,840.58	6.210	238	759	53.71
60.01 - 65.00	2	1,247,416.30	2.15	623,708.15	6.235	239	733	64.03
65.01 - 70.00	19	14,871,728.72	25.64	782,722.56	6.354	238	725	68.55
70.01 - 75.00	18	11,896,142.35	20.51	660,896.80	6.502	238	695	72.61
75.01 - 80.00	28	16,627,055.27	28.67	593,823.40	6.354	238	716	75.78
80.01 - 85.00	3	1,546,450.64	2.67	515,483.55	6.468	237	726	83.90
85.01 - 90.00	7	3,733,311.58	6.44	533,330.23	6.359	237	706	82.09
90.01 - 95.00	2	976,433.33	1.68	488,216.67	6.444	237	643	80.00
95.01 - 100.00	1	485,882.36	0.84	485,882.36	6.000	238	772	80.00
Total	90	$57,995,020.92	100.00%
________
(1)	As of the cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 72.76%.
(2)	Takes into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Alaska	1	$2,235,293.88	3.85%	2,235,293.88	6.250	239	771	70.00
California	20	11,392,068.94	19.64	569,603.45	6.355	238	698	70.99
Colorado	4	4,827,106.30	8.32	1,206,776.58	6.204	239	723	67.95
Georgia	1	1,435,844.88	2.48	1,435,844.88	6.250	237	767	55.58
Illinois	5	3,396,854.81	5.86	679,370.96	6.354	225	713	69.55
Maryland	4	2,172,384.25	3.75	543,096.06	6.712	238	656	70.37
Massachusetts	4	2,720,533.78	4.69	680,133.45	6.369	239	764	68.02
Missouri	2	1,259,384.62	2.17	629,692.31	6.730	237	643	78.15
New Jersey	4	3,222,112.74	5.56	805,528.19	6.364	238	709	66.02
New York	10	5,704,752.49	9.84	570,475.25	6.299	239	737	77.10
Utah	3	1,580,866.17	2.73	526,955.39	6.336	239	729	71.80
Virginia	8	4,142,767.47	7.14	517,845.93	6.463	238	711	72.42
Washington	5	2,891,101.78	4.99	578,220.36	6.539	237	662	71.15
Other (less than 2%)	19	11,013,948.81	18.99	579,681.52	6.359	237	732	72.18
Total	90	$57,995,020.92	100.00%
_________
(1)
The Other row in the preceding table includes 16 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 4.908% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Refinance (Cash-Out)	43	$24,134,196.61	41.61%	561,260.39	6.418	238	696	71.21
Purchase	20	14,741,894.08	25.42	737,094.70	6.293	238	737	73.24
Refinance (Rate/Term)	27	19,118,930.23	32.97	708,108.53	6.369	236	726	68.72
Total	90	$57,995,020.92	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
2 to 4 Family Residence	2	$1,839,261.24	3.17%	919,630.62	6.486	239	733	72.61
High-rise Condominium	4	3,560,080.65	6.14	890,020.16	6.320	239	761	68.21
Low-rise Condominium	2	898,515.89	1.55	449,257.95	6.495	238	730	74.07
Planned Unit Development	17	11,584,537.35	19.98	681,443.37	6.371	238	706	72.33
Single Family Residence	65	40,112,625.79	69.17	617,117.32	6.366	237	714	70.59
Total	90	$57,995,020.92	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Investment Property	3	$1,541,770.68	2.66%	513,923.56	6.426	238	756	67.37
Primary Residence	82	50,082,745.40	86.36	610,765.19	6.384	237	714	70.84
Secondary Residence	5	6,370,504.84	10.98	1,274,100.97	6.242	239	724	72.28
Total	90	$57,995,020.92	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
240	10	$6,832,050.00	11.78%	683,205.00	6.223	733	69.35
239	21	16,581,887.12	28.59	789,613.67	6.265	720	72.14
238	33	18,651,410.27	32.16	565,194.25	6.403	714	70.73
237	12	8,408,505.59	14.50	700,708.80	6.442	735	69.65
236	5	2,723,378.68	4.70	544,675.74	6.520	645	66.35
235	4	2,135,956.26	3.68	533,989.07	6.717	635	77.16
234	1	652,053.59	1.12	652,053.59	6.750	770	80.00
232	1	447,435.55	0.77	447,435.55	6.500	732	79.13
231	1	588,582.51	1.01	588,582.51	6.375	754	69.77
229	1	439,612.85	0.76	439,612.85	6.500	709	79.37
155	1	534,148.50	0.92	534,148.50	6.375	762	53.05
Total	90	$57,995,020.92	100.00%
________
(1)	As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 237 months.

Interest-Only Periods at Origination

Interest-Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	90	$57,995,020.92	100.00%	644,389.12	6.370	237	716	70.91
Total	90	$57,995,020.92	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Current Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	90	$57,995,020.92	100.00%	644,389.12	6.370	237	716	70.91
Total	90	$57,995,020.92	100.00%

Annex I

Available Exchanges of Depositable Certificates for Exchangeable Certificates(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Classes of Depositable Certificates	Original Certificate Balance	Classes of Exchangeable Certificates	Maximum Original Certificate Balance	Pass- Through Rate
Recombination 1
Class 1-A-8	$130,962,000	Class 1-A-12	$65,481,000	5.75%
		Class 1-A-13	$65,481,000	6.25%

Recombination 2
Class 1-A-8	$130,962,000	Class 1-A-12	$87,308,000	5.75%
		Class 1-A-14	$43,654,000	6.50%

Recombination 3
Class 1-A-9(3)	$117,820,000	Class 1-A-15	$117,820,000	5.50%
		Class 1-A-16	$117,820,000	5.75%
		Class 1-A-17(4)	$9,818,333	6.00%

Recombination 4
Class 1-A-9	$117,820,000	Class 1-A-18	$58,910,000	5.75%
		Class 1-A-19	$58,910,000	6.25%

Recombination 5
Class 1-A-9	$117,820,000	Class 1-A-18	$78,546,667	5.75%
		Class 1-A-20	$39,273,333	6.50%

Recombination 6
Class 2-A-1(5)	$54,384,000	Class 2-A-2	$54,384,000	5.25%
		Class 2-A-3	$54,384,000	5.50%
		Class 2-A-4	$54,384,000	5.75%
		Class 2-A-5(4)	$6,798,000	6.00%
______________
(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Certificate Balances of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this free writing prospectus.

(3)
The Class 1-A-9 Certificates may be exchanged for either (i) the Class 1-A-15 and Class 1-A-17 Certificates or (ii) the Class 1-A-16 and Class 1-A-17 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 1-A-9 Certificates.

(4)
This class of certificates is a class of interest-only notional amount certificates. The notional amount reflected in the table represents the maximum initial notional amount for this class of certificates.

(5)
The Class 2-A-1 Certificates may be exchanged for either (i) the Class 2-A-2 and Class 2-A-5 Certificates, (ii) the Class 2-A-3 and Class 2-A-5 Certificates or (iii) the Class 2-A-4 and Class 2-A-5 Certificates in such proportions that result in the principal and interest entitlements of the classes of certificates received being equal to the principal and interest entitlements of the Class 2-A-1 Certificates.